Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Form S-8 Registration Statement of World Homes, Inc. (formerly Affordable Homes of America, Inc. and Subsidiaries) of our report dated September 20, 2000.

/s/
Pascale, Razzino, Alexanderson & Co., PLLC
Garden City, New York  11530

June 27, 2001